CUSIP No. 98158R104	13D	Page 8 of 8 Pages

EXHIBIT 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, as well any future amendment to such Statement, and agree that such Statement or any amendment thereto, as so filed, is filed on behalf of each of them.

 IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: June 3, 2011
/s/ Jimmy Wang
Jimmy Wang
Dated: June 3, 2011
/s/ Mindy Wang
Mindy Wang